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                                W. H. BRADY CO.
                       1997 OMNIBUS INCENTIVE STOCK PLAN



I.       INTRODUCTION

         1.01 Purpose. This plan shall be known as the W. H. Brady Co. 1997 Omnibus Incentive Stock Plan. The purpose of the Plan is to provide an incentive for employees of W. H. Brady Co. and its Affiliates to improve corporate performance on a long-term basis, and to attract and retain employees by enabling employees to participate in the future successes of the Company, and by associating the long term interests of employees with those of the Company and its shareholders. It is intended that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule). The Plan is intended to permit the grant of Nonqualified Stock Options and shares of Restricted Stock. The proceeds received by the Company from the sale of Company Stock pursuant to the Plan shall be used for general corporate purposes.

         1.02 Effective Date. The effective date of the Plan shall be May 12, 1997, subject to approval of the Plan by holders of a majority of the outstanding voting common stock of the Company provided that such approval is given within 12 months of the effective date. Any Award granted prior to such shareholder approval shall be expressly conditioned upon shareholder approval of the Plan.

II.  PLAN DEFINITIONS

         For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                 (a) "Affiliates" means any "subsidiary corporation" or "parent corporation" as such terms are defined in
                          Section 424 of the Code.
                 (b) "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.
                 (c) "Award" shall mean the grant of any form of Stock Option or Restricted Stock.

                 (d) "Board" shall mean the Board of Directors of the Company.

                 (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 (f)      "Committee" shall mean the Committee described in
                          Section 4.01.

                 (g) "Company" shall mean W. H. Brady Co., a Wisconsin corporation.

                 (h) "Company Stock" shall mean the Company's Class A Non-Voting Common Stock, $.01 par value, and such other stock and securities as may be substituted therefor pursuant to Section 3.02.
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                 (i)      "Eligible Employee" shall mean any regular salaried
                          employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Section 5.01.

                 (j) "Exercise Period" shall mean the period of time provided pursuant to Section 6.05 within which a Stock Option may be exercised.

                 (k) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the average of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition) for such date or, if such date is not a business day or if no sales of Company Stock shall have been reported with respect to such date, the next preceding business date with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for such shares on the relevant date.

                 (l) "Participant" means an Eligible Employee who has been granted an Award under this Plan.

                 (m) "Person" means any individual or entity, and the heirs, personal representatives, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

                 (n) "Plan" shall mean the W. H. Brady Co. 1997 Omnibus Incentive Stock Plan, as set forth herein, as it may be amended from time to time.

                 (o) "Restricted Stock" means shares of Company Stock granted to a Participant under Article VII.

                 (p) "Stock Option" means an option to purchase a stated number of shares of Company Stock at the price set forth in an Agreement.

III.  SHARES SUBJECT TO AWARD

         3.01 Available Shares. The total number of shares of Company Stock authorized for issuance shall not exceed two million (2,000,000) shares, subject to adjustments under Section 3.02. The shares authorized for issuance under the Plan may consist, in whole or in part, of authorized but unissued Company Stock, or of treasury stock of the Company. Shares subject to and not issued under a Stock Option that expires, terminates, is canceled or forfeited for any reason under the Plan and shares of restricted Company Stock which have been forfeited for any reason shall again become available for the granting of Awards.

         3.02 Changes in Company Stock. In the event of any change in the Company Stock resulting from a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction, the Committee shall, in its discretion, proportionately and appropriately adjust:
(a) the aggregate number and kind of shares authorized for issuance under the Plan and (b) in the case of





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

previously granted Stock Options, the option price and the number and kind of shares subject to the Stock Options, without any change in the aggregate purchase prices to be paid for the Stock Options.

IV.      ADMINISTRATION

         4.01 Administration by the Committee. The Plan shall be administered by the Committee. The Committee shall be a committee designated by the Board to administer the Plan and shall initially be the Compensation Committee of the Board. The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule). A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a majority vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

         4.02 Committee Powers. Subject to Section 9.06, the Committee is empowered to adopt, amend and rescind such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any Award theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. The Committee shall not incur any liability for any action taken in good faith with respect to the Plan or any Award.

         Subject to the provisions of the Plan, the Committee shall have full and final authority to:

                 (a) designate the Eligible Employees to whom Awards shall be granted;

                 (b) grant Awards in such form and amount as the Committee shall determine;

                 (c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including conditions (in addition to those contained in this Plan) on the exercisability of all or any portion of a Stock Option or on the transferability or forfeitability of Restricted Stock;

                 (d) prescribe the form of Agreement with respect to each Award;

                 (e) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate (including accelerating the time at which any Stock Option may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable);

                 (f) determine the extent to which leaves of absence for governmental or military service, illness, temporary disability and the like shall not be deemed interruptions of continuous employment.





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

V.       PARTICIPATION

         5.01 Eligibility. Any employee of the Company and its Affiliates (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, has contributed or can be expected to contribute to the profits, growth and success of the Company shall be eligible for Awards under the Plan. A member of the Committee or any person who is expected to become a member within one year of any Award shall not be an Eligible Employee if his or her status as an Eligible Employee would prevent the Committee from being "disinterested" under Rule 16b-3 under the Securities Exchange Act of 1934. From among all such Eligible Employees, the Committee shall determine from time to time those Eligible Employees to whom Awards shall be granted. No Eligible Employee shall have any right whatsoever to receive an Award unless so determined by the Committee.

         5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Affiliates to terminate the employment of any person or to take any other action affecting such person.

VI.      STOCK OPTIONS

         6.01 Stock Options; General. Stock Options granted under the Plan shall be in the form of Nonqualified Stock Options. Each Stock Option granted under the Plan shall be evidenced by an Agreement which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

         6.02 Stock Option Holder's Rights as a Shareholder. The holder of a Stock Option shall not have any rights as a shareholder with respect to the shares covered by a Stock Option until such shares have been delivered to him or her.

         6.03 Option Price. The price at which each share of Company Stock covered by a Stock Option may be purchased shall be not less than 100% of the Fair Market Value of such stock on the date on which the option is granted. The option price shall be subject to adjustment as provided in Section 3.02 hereof.

         6.04 Date Stock Option Granted. For purposes of the Plan, a Stock Option shall be considered as having been granted on the date on which the Committee authorized the grant of the Stock Option except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the Stock Option; provided, however, that notice of the grant of the Stock Option shall be given to the Participant within a reasonable time.

         6.05 Exercise Period. The Committee shall have the power to set the time or times within which each Option shall be exercisable, and to accelerate the time or times of exercise; provided, however, that

                 (a) no Stock Option granted under this Plan to any Person subject to the reporting requirements of Section 16(b) of the Securities and Exchange Act of 1934 may be exercised until at least six months from the later of (i) the date of grant or (ii) shareholder approval of the Plan, and





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

                 (b) no Stock Option shall be exercisable after the expiration of ten (10) years from the date the Stock Option is granted. Each Agreement with respect to a Stock Option shall state the period or periods of time within which the Stock Option may be exercised by the Participant, in whole or in part.

Subject to the foregoing, unless the Agreement with respect to a Stock Option expressly provides otherwise, a Stock Option shall be exercisable in accordance with the following schedule:

                          Years After
                          Date of Grant                     Percentage of Shares
                          -------------                     --------------------
                          Less than 1                                 0%

                          1 but less than 2                         33-1/3%

                          2 but less than 3                         66-2/3%

                          3 or more                                  100%


         6.06 Method of Exercise. Subject to Section 6.05, each Stock Option may be exercised in whole or in part from time to time as specified in the Agreements provided, however, that each Participant may exercise a Stock Option in whole or in part by giving written notice of the exercise to the Company, specifying the number of shares to be purchased by payment in full of the purchase price therefor. The purchase price may be paid (a) in cash, (b) by check, (c) with the approval of the Committee, or if the applicable Agreement so provides, by delivering shares of Company Stock ("Delivered Stock), or (d) with a combination of cash, check and Delivered Stock. For purposes of the foregoing, Delivered Stock shall be valued at its Fair Market Value determined as of the business day immediately preceding the date of exercise of the Stock Option. No Participant shall be under any obligation to exercise any Stock Option hereunder.

         6.07 Dissolution or Liquidation. Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Company, any unexercised Stock Options shall be deemed cancelled, and the holder of any such unexercised Stock Options shall be entitled to receive payment under Section 9.04.

VII.     RESTRICTED STOCK

         7.01 Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be granted, the time or times within which such Awards may be subject to forfeiture or otherwise restricted and any other terms and conditions of the Awards. By way of example and not of limitation, the restrictions may provide that the shares will be forfeited if the Participant's employment with the Company or its Affiliates terminates before the expiration of a stated term or if the Company fails to attain specified performance goals or such other factors or criteria as the Committee shall determine. Subject to Sections 7.02 and 7.03 hereof the provisions of Restricted Stock Awards need not be the same with respect to each recipient.





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

         7.02 Certificates. Each individual receiving a Restricted Stock Award shall be issued a certificate in respect of such shares of Restricted Stock which certificate shall be held in custody by the Company until the restrictions thereon shall have lapsed. In addition, each individual receiving a Restricted Stock Award shall, as a condition of any such Restricted Stock Award, have delivered to the Company a stock power, endorsed in blank, with respect to the Company Stock covered by such Award. Each certificate in respect of shares of Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock has been granted and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the W. H. Brady Co. 1997 Omnibus Incentive Stock Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of W. H. Brady Co."

In addition each certificate in respect of shares of Restricted Stock may bear such legends and statements as the Committee may deem advisable to assure compliance with the federal and state laws and regulations.

         7.03 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

                 (a) Until the applicable restrictions lapse, the Participant shall not be permitted to sell, assign, transfer, exchange, pledge, hypothecate or otherwise dispose of or encumber shares of Restricted Stock.

                 (b) Unless and until a forfeiture of the Restricted Stock, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares (if applicable) and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional Restricted Stock.

                 (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Participant upon termination of a Participant's employment for any reason.

                 (d) In the event of hardship or other special circumstances of a Participant whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

                 (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Participant.

                 (f) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.





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

VIII.    WITHHOLDING TAXES

         8.01 General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of a Stock Option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of a Stock Option or the issuance of a stock certificate, that the Participant concurrently pay to the Company (either in cash or, at the request of Participant, but subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.
If and to the extent that withholding of any federal, state or local tax is required in connection with the exercise of an Option or the lapse of stock restrictions, the Participant may, subject to such rules and regulations as the Company may adopt from time to time, elect to have the Company hold back from the shares to be issued upon the exercise of the Stock Option or the lapse of stock restrictions, the number of shares of Company Stock having a Fair Market Value equal to such withholding obligation.

         8.02 Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

IX.  GENERAL

         9.01 Nontransferability. No Award granted under the Plan shall be transferable or assignable (or made subject to any pledge, lien, obligation or liability of a Participant) except by last will and testament or the laws of descent and distribution. Upon a transfer or assignment pursuant to a Participant's last will and testament or the laws of descent and distribution, any Stock Option must be transferred in accordance therewith. During the Participant's lifetime, Stock Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative.

         9.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the issue or purchase of securities thereunder, such Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee. The Committee shall have the right to rely on an opinion of its counsel as to whether any such listing, registration, qualification, consent or approval shall have been effected or obtained.

         9.03 Effect of Termination of Employment, Disability or Death. Except as otherwise provided by the Committee upon any Award, all rights under any Stock Option granted to a Participant shall terminate and any Restricted Stock granted to a Participant shall be forfeited on the date such Participant ceases to be employed by the Company or its subsidiaries, except that (a) if the Participant's employment is terminated by the death of the Participant, any unexercised, unexpired Stock Options granted hereunder to the Participant shall be 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of death, by the Participant's personal representative or by the person to whom the Stock Options are transferred under the Participant's last will and testament or the applicable laws of descent and distribution; (b) if the Participant's employment is terminated as a result of the disability of





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

the Participant (a disability means that the Participant is disabled as a result of sickness or injury, such that he or she is unable to satisfactorily perform the material duties of his or her job, as determined by the Board of Directors, on the basis of medical evidence satisfactory to it), any unexercised, unexpired Stock Options granted hereunder to the Participant shall become 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of disability; and (c) if the Participant's employment is terminated for any reason other than the death or disability of the Participant, any unexercised, unexpired Stock Options granted hereunder and exercisable as of the date of such termination of employment shall be exercisable in whole or in part at any time within 90 days after such date of termination. If a Participant's employment is terminated because of the Participant's voluntary separation from the Company, or for cause (as determined by the Committee in its sole discretion), all of the Participant's unexercised Stock Options shall expire and all of the Participant's Restricted Stock shall be forfeited. Notwithstanding the foregoing, no Stock Option shall be exercisable after the date of expiration of its term.

         9.04 Merger, Consolidation or Reorganization. In the event of (a) the merger or consolidation of the Company with or into another corporation or corporations in which the Company is not the surviving corporation, (b) the adoption of any plan for the dissolution of the Company, or (c) the sale or exchange of all or substantially all the assets of the Company for cash or for shares of stock or other securities of another corporation, all then-unexercised Stock Options shall become fully exercisable, and all restrictions imposed on any then-Restricted Stock shall terminate (such that any Restricted Stock shall become fully transferable) immediately prior to any such merger or consolidation in which the Company is not the surviving corporation. Notwithstanding the foregoing, in the case of then-unexercised Stock Options held by persons subject to the reporting requirements of Section 16(a) of the 1934 Act, the Committee may elect to cancel any then-unexercised Stock Option. If any Stock Option is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Committee, equal to the Fair Market Value per share of the Company Stock immediately preceding such cancellation over the option price, multiplied by the number of shares subject to such cancelled Stock Option.

         9.05 Expiration and Termination of the Plan. This Plan shall remain in effect until all of the Awards made under the Plan have been exercised, the restrictions thereon have lapsed or the Awards have expired, terminated, or been canceled or forfeited. Notwithstanding the foregoing, no Awards shall be granted under the Plan, after that date which is ten years after the Plan is approved by the Board; or such earlier date as the Board determines in its sole discretion.

         9.06 Limitation on Awards. No individual Eligible Employee may be granted an Award or Awards covering more than 300,000 shares of Company Stock in any calendar year.

         9.07 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Participant's consent any Award theretofore granted under the Plan or deprive any Participant of any shares of Company Stock which he may have acquired through or as a result of the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3.

         9.08 Wisconsin Law. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

         9.09 Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         9.10 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         9.11 Gender and Number. Except when otherwise required by the context, words in the masculine gender shall include the feminine, the singular shall include the plural, and the plural the singular.





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